Exhibit 10.3

EXHIBIT D

LEAK-OUT AGREEMENT

THIS LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 19th day of February 2016, and effective as of 22nd February 2016, between Amarantus Bioscience Holdings, Inc., a Nevada corporation (the “Company”) and the holders (the “Holders” and each a “Holder”) of the Company’s issued and outstanding Series E Convertible Preferred Stock and Series H Convertible Preferred Stock (collectively, the “Preferred Stock”), 12% Senior Secured Convertible Promissory Notes, due September 29, 2016 (the “Notes”) or five year Common Stock Purchase Warrants (the “Warrants” and together with the Preferred Stock and Notes, the “Securities”) and

RECITALS

WHEREAS, each of the Securities provide the Holders with the right to receive shares of the Company’s common stock, par value $0.001 of the Company (the “Common Stock”) through the conversion or exercise of the Notes, Preferred Stock or Warrants; and

WHEREAS, the Company and the Holders agree to enter into this Agreement in order to provide for the orderly conversion, exercise and sale of the Securities; and

WHEREAS, the Company and the Holders agree that with respect to those parties to that certain Securities Purchase Agreement dated as of September 30, 2015, and that certain Exchange Agreement dated September 30, 2015, that any and all previously existing  leak out agreements are of no further force and effect and are superseded by this Agreement in their respective entirety; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that: (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

2. Leak Out.

(a) Except as otherwise expressly provided herein, and subject to any other restrictions prohibiting the conversion, offer, sale or transfer of the shares of Common Stock under applicable United States federal or state securities laws, rules and regulations (collectively, the “Regulations”), the Company and the Holders agree that:

(i) Commencing the date of this Agreement, subject to any applicable Regulations, each Holder, as applicable, together with its affiliates, shall be entitled to convert the Note or Preferred Stock or exercise the Warrant and sell the underlying shares, in accordance with the restrictions contained on Schedule A (the “Leak Out”). The Leak Out will remain in effect until the earlier of the date the Company holds a stockholder vote on whether to increase the Company’s authorized common stock to 500,000,000 shares (including any adjourned meeting dates), or April 30, 2016, unless otherwise expressly extended in writing by the Holders (the “Leak Out Period”), at which time the Holders shall no longer be subject to the Leak Out restrictions, and shall be entitled to convert and exercise the Securities, as the Holders in their sole discretion may determine.

(ii) Upon a breach of any representation, warranty or covenant of the Company pursuant to this Agreement, the Company shall be entitled to a two (2) day cure period (the “Cure Period”). During the Cure Period the Holders shall no longer be subject to the Leak Out restrictions until such time as the Company provides written notification and demonstrable proof that such breach has been cured. If such breach is not cured to the satisfaction of any of the Holders during the Cure Period, any of the Holders may submit written notification of such breach to the Company and the Holders shall no longer be subject to the Leak Out restrictions, subject to any applicable Regulations.

(iii) The Company shall facilitate any conversion notice or exercise notice received from the Holders, and shall cause to be issued such shares, as contained in such conversion notice or exercise notice, on a timely basis, as provided for in the respective Security.

3. Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the trading day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the transaction documents as exhibits thereto, with the Commission within the time required by the Securities Exchange Act of 1934, as amended.

4. Conflict. In the event there is a conflict between the terms of any of the Securities with this Agreement, the terms of this Agreement shall control any interpretation; provided, however, that, unless this Agreement expressly amends or supplements the language of the respective Security, the Security shall remain in full force and effect.

5. Remedies. Each Holder shall have the right to specifically enforce all of the obligations of the Company under this Agreement (without posting a bond or other security) and the obligations of the other Holder, in addition to recovering damages by reason of any breach by either the Company or the other Holder of any provision of this Agreement and to exercise all other rights granted by law and/or any of the documents related to the acquisition of the Securities by the Holder. The Company shall have the right to request statements and/or any transaction or trading records from any Holder at any time during the term of this Agreement which shall be delivered to counsel to the Company promptly within one (1) trading day. In the event that a Holder is found to have intentionally violated its obligations under this Agreement, such Holder will be precluded from trading for a period of ten (10) trading days (the “Standstill Period”) and the Company shall not be required to honor any conversions, conversion notices, or exercise notices during such Standstill Period.

6. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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7. Notices. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by facsimile, certified mail, return receipt requested or overnight courier by a nationally recognized courier service to the respective address as set forth in the Note. All notices shall be deemed to be given on the same day if delivered by facsimile, on the following business day if sent by overnight delivery or on the third business day following the date of mailing.

8. Entire Agreement. Except for the Letter Agreement and/or otherwise provided herein, this Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto. This Agreement supersedes any prior agreement (including, without limitation any prior lock-up or leak-out agreements), representation or understanding with respect to such subject matter.

9. Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11. Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

12. Records Request. Each Holder shall have the right to request statements and/or any transaction or trading records from the Company at any time during the term of this Agreement which shall be delivered to the applicable Holder promptly within one (1) trading day.

13. Effectiveness. This Agreement shall become effective immediately upon the full execution of this Agreement by the Company and the Holders.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

HOLDERS:

By: ___________________________

       Name:

       Title:

By: ___________________________

       Name:

       Title:

By: ___________________________

       Name:

       Title:

International Infusion LLC

By: ___________________________

       Name:

       Title:

COMPANY:

Amarantus Bioscience Holdings, Inc.

By: ___________________________

       Name:

       Title:

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Schedule A

Notwithstanding anything to the contrary provided in this Schedule A, the Leak-Out Agreement (the “LOA”) that this Schedule A is attached to and/or otherwise, all numbers below (as applicable) shall be adjusted for forward and reverse stock splits and similar transactions effecting all holders of Common Stock equally.

Each Holder may sell shares underlying the Securities per the following schedule:

Each of the Preferred Holders, Note Holders and International Infusion LLC can trade no more than 10% of the daily number of shares of the common stock traded on any Trading Day without restriction. To the extent a signatory hereto is both a Note Holder and a Preferred Holder, such daily limit shall apply to such signatory in the aggregate, and not separately for each status.

Each of the Preferred Holders, Note Holders and International Infusion LLC may sell an unlimited amount of shares at a price at or above $0.40 per common share.